UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011 (May 31, 2011)

NIVS IntelliMedia Technology Group, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-34262	20-8057809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NIVS Industry Park, No. 29-31,
Shuikou Road, Huizhou,
Guangdong, People’s Republic of China 516006

   (Address, including zip code, of principal executive offices)

86-752-3125862
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 5, May 16, and May 17, 2011, NIVS IntelliMedia Technology Group, Inc. (the “Company”) received notification from NYSE Amex LLC (the “Exchange”) of its intention to strike the common stock of the Company by filing a delisting application with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Section 1009(a) of the NYSE Amex LLC Company Guide (the “Company Guide”), based on a determination by the staff of NYSE Regulation, Inc. (the “Staff”) that it is necessary and appropriate for the protection of investors to initiate immediate delisting proceedings.  For details regarding such notification, see the Company’s current reports on Form 8-K filed with the SEC on April 11, 2011 and on May 19, 2011. The Company appealed the Staff’s determination and was granted a hearing before a Listing Qualifications Panel, scheduled for June 2, 2011.

On  May 27, 2011, the Company requested a short continuance of the June 2, 2011 hearing, which request was granted by the Exchange on May 31, 2011.  The Company’s hearing before a Listing Qualifications Panel is now scheduled for June 15, 2011.  There can be no assurance that the Company’s request for continued listing will be granted.

Item 7.01   Regulation FD Disclosure.

A copy of the Company’s press release regarding the new hearing date, which the Company is furnishing to the Securities and Exchange Commission, is attached as Exhibit 99.1.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVS INTELLIMEDIA TECHNOLOGY GROUP, INC.

Date: June 2, 2011	By:	/s/ Tianfu Li
Name: Tianfu Li
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 2, 2011